UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 16, 2003
Date of Report (Date of Earliest Event Reported)

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2180 Rutherford Road
Carlsbad, CA 92008-7328
(Address of Principal Executive Offices)

(760) 931-1771
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. EXHIBITS.
SIGNATURE
EXHIBIT 99.1

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The Company previously reported that it had a revolving credit facility with GE Capital Corporation and other lenders (the “Amended Credit Agreement”) to cover unexpected liquidity needs. The Company further reported that the Amended Credit Agreement was scheduled to expire in February 2004 and that the Company expected to obtain a new credit facility prior to the expiration of the Amended Credit Agreement to provide a source of liquidity in addition to cash flows provided by operations.

Effective June 16, 2003, the Company terminated the Amended Credit Agreement and entered into a new Credit Agreement (the “BOA Agreement”) with Bank of America, N.A. (“BOA”) to provide a new line of credit that is scheduled to be available until June 16, 2005, subject to earlier termination in accordance with the terms of the BOA Agreement.

Under the terms of the BOA Agreement, the Company can borrow up to a maximum of $50 million subject to the terms and conditions of the agreement. The Company is required to pay on a quarterly basis an unused commitment fee equal to 17.5 to 25.0 basis points of the unused commitment amount, with the exact amount determined based upon the Company’s Consolidated Leverage Ratio. For purposes of the BOA Agreement, “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of “Consolidated Funded Indebtedness” as of such date to “Consolidated EBITDA” for the four most recent fiscal quarters (as such terms are defined in the BOA Agreement). Outstanding borrowings under the BOA Agreement accrue interest at the Company’s election at (i) the higher of (a) the Federal Funds Rate plus 50.0 basis points or (b) BOA’s prime rate, and in either case less a margin of 50.0 to 100.0 basis points depending upon the Company’s Consolidated Leverage Ratio or (ii) the Eurodollar Rate (as such term is defined in the BOA Agreement), plus a margin of 75.0 to 125.0 basis points depending upon the Company’s Consolidated Leverage Ratio. The Company has agreed that repayment of amounts under the BOA Agreement will be guaranteed by certain of the Company’s domestic subsidiaries and will be secured by the Company’s pledge of 65% of the stock it holds in certain of its foreign subsidiaries and by certain intercompany debt securities and proceeds thereof.

The BOA Agreement requires the Company to maintain certain minimum financial covenants. Specifically, (i) the Company’s Consolidated Leverage Ratio may not exceed 1.25 to 1.00 during any four consecutive fiscal quarters and (ii) Consolidated EBITDA for any four consecutive quarters may not be less than $50 million. The BOA Agreement also includes certain other restrictions, including restrictions limiting additional indebtedness, dividends, stock repurchases, transactions with affiliates, capital expenditures, asset sales, acquisitions, mergers, liens and encumbrances and other matters customarily restricted in loan documents. The BOA Agreement also contains other customary provisions, including affirmative covenants, representations and warranties and events of default.

As of June 17, 2003, there were no borrowings outstanding under the BOA Agreement.

ITEM 7. EXHIBITS.

          (c)     Exhibits:

          The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Credit Agreement Dated as of June 16, 2003 between Callaway Golf Company and Bank of America, N.A.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2003	CALLAWAY GOLF COMPANY

	By:	/s/ Bradley J. Holiday

Bradley J. Holiday Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Credit Agreement Dated as of June 16, 2003 between Callaway Golf Company and Bank of America, N.A.